UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 3, 2020

Altice USA, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

001-38126		38-3980194
(Commission File Number)		(IRS Employer Identification Number)

1 Court Square West
Long Island City,	New York	11101
(Address of principal executive offices)		(Zip Code)
(516) 803-2300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	ATUS	New York Stock Exchange

Item 8.01 Other Events
On August 3, 2020, CSC Holdings LLC, a Delaware limited liability company (the “Issuer”), an indirect wholly-owned subsidiary of Altice USA, Inc., successfully priced an offering (the “Offering”) of (i) $1,000.0 million in aggregate principal amount of senior guaranteed notes due 2031 (the “Senior Guaranteed Notes”) and (ii) $1,700.0 million in aggregate principal amount of its 4.625% senior notes due 2030 (the “Additional Senior Notes” and together with the Senior Guaranteed Notes, the “Notes”).
The Senior Guaranteed Notes will bear interest at a rate of 3.375% and will pay interest semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2021. The Senior Guaranteed Notes will mature on February 15, 2031. The Issuer and each of its subsidiaries that will guarantee the Senior Guaranteed Notes entered into a purchase agreement on August 3, 2020 with the representative of the initial purchasers named therein, related to the issuance and sale of the Senior Guaranteed Notes. The proceeds from this Offering, together with cash on balance sheet, are expected to be used to refinance in full the Issuer’s $1,000.0 million aggregate outstanding principal amount of 6.625% senior guaranteed notes due 2025, together with redemption premium, and to pay the fees, costs and expenses associated with the offering of the Senior Guaranteed Notes and the refinancing.
The Additional Senior Notes will be issued as additional notes pursuant to an indenture, dated as of June 16, 2020 (the “Senior Notes Indenture”), between, among others, the Issuer and Deutsche Bank Trust Company Americas, as Trustee. A copy of the Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K dated as of June 16, 2020, and is incorporated herein by reference. The Additional Notes will constitute a single series under the Senior Notes Indenture, together with $625.0 million of the Issuer’s 4.625% senior notes due 2030 issued on June 16, 2020 (the “Original Senior Notes”), and will have identical terms as the Original Senior Notes, except that the Additional Senior Notes will be issued at a price of 103.250% of the principal amount plus accrued interest from June 16, 2020 until August 17, 2020. The Additional Senior Notes will bear interest at a rate of 4.625% and will pay interest semi-annually in arrears on December 1 and June 1 of each year, beginning on December 1, 2020. The Additional Senior Notes will mature on December 1, 2030. The Issuer entered into a purchase agreement on August 3, 2020 with the representative of the initial purchasers named therein, related to the issuance and sale of the Additional Senior Notes. The proceeds from this Offering, together with cash on balance sheet, are expected to be used to refinance in full the Issuer’s $1,684.2 million aggregate outstanding principal amount of 10.875% senior notes due 2025, together with redemption premium, and to pay the fees, costs and expenses associated with the offering of the Additional Senior Notes and the refinancing.
The Offering for the Senior Guaranteed Notes and the Additional Senior Notes is expected to close on or about August 17, 2020, subject to customary closing conditions. The Notes are being sold in a private placement only to qualified institutional buyers pursuant to Rule 144A and to non-U.S. persons pursuant to Regulation S under the U.S. Securities Act of 1933, as amended, subject to prevailing market and other conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: August 3, 2020	By:	/s/ Michael E. Olsen
Michael E. Olsen
Executive Vice President, General Counsel and Secretary